UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 20, 2013

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON		98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2013, the Company entered into Amendment 2013-1 (the “Amendment”) to the Nordstrom Executive Deferred Compensation Plan (2007 Restatement) (the “Plan”) to be effective as of January 1, 2014. The purpose of the Amendment is to clarify the eligibility for participation in the Plan, to permit the deferral of Restricted Stock Units as Eligible Compensation under the Plan, and to provide that bonus compensation will be considered “Eligible Compensation” under the Plan whether or not paid in cash.

The Amendment also prospectively eliminates the Plan’s minimum deferral election requirements and clarifies the time and form of payment elections that apply to make-up contributions under the Plan, which will be subject to the same vesting provisions that apply to matching contributions under the Nordstrom 401(k) Plan, and clarifies the eligibility requirements for Make-up Contributions.

As a result of the Amendment, the plan will allow the Company to provide participants who are not participants in the Company’s supplemental executive retirement plan with restoration contributions for plan years commencing on and after January 1, 2014. The Amendment also eliminates different distribution form treatment for pre-retirement and post-retirement separations.

The above summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment 2013-1 to the Nordstrom Executive Compensation Plan (2007 Restatement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: November 26, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment 2013-1 to the Nordstrom Executive Compensation Plan (2007 Restatement).

4